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                                     Exhibit 11.1
                                       QAD Inc.
        Primary and Pro Forma Earnings Per Common and Common Equivalent Share
                       Six Months Ended July 31, 1997 and 1996
                       (In thousands, except per share amounts)

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                                                                Six Months Ended
                                                       July 31, 1997       July 31, 1996
Net Income                                              $  1,301           $  (3,804)
  Add:
    Interest expense on purchased debt                       915                 738
                                                        --------           ---------
Proforma Net Income                                     $  2,216           $  (3,066)


EARNINGS PER COMMON AND COMMON EQUIVALENT
SHARE - PRIMARY
  Weighted Average Common Shares
    Outstanding                                           22,459              21,114
  Weighted Average Shares of Common Stock
    and equivalents issued during the 12
    months preceding the initial public offering             761                 761
  Stock Options                                              849               1,244
                                                        --------           ---------
Common and Common Equivalent Shares                       24,069              23,119

Net earnings per share - Primary                         $  0.05            $  (0.16)
                                                        --------           ---------
                                                        --------           ---------

EARNINGS PER COMMON AND COMMON EQUIVALENT
SHARE - PROFORMA
  Weighted Average Common Shares
    Outstanding                                           28,209              26,864
  Stock Options                                              849               1,244
                                                        --------           ---------
Common and Common Equivalent Shares                       29,058              28,108

Net earnings per share - Proforma                        $  0.08            $  (0.11)
                                                        --------           ---------
                                                        --------           ---------

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